Exhibit 4.1.i

FORM OF SECURITY

*[Unless this Security is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the applicable Subsidiary Issuer (as defined below) or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

*[This Security is a global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of DTC or a nominee of DTC. This Security is exchangeable for Securities registered in the name of a Person other than DTC or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Security (other than a transfer of this Security as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor Depositary or nominee of such successor Depositary) may be registered except in limited circumstances.]

BARRICK GOLD FINANCE COMPANY

5.80% Note due November 15, 2034

No.          $

CUSIP:

Barrick Gold Finance Company, an unlimited liability company incorporated under the law of the Province of Nova Scotia (herein called the “Subsidiary Issuer”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to [Cede & Co.]*, or registered assigns, the principal sum of $      (                             DOLLARS) on November 15, 2034, at the office or agency of the Subsidiary Issuer referred, to below, and to pay interest thereon on May 15, 2005, and semi-annually thereafter on May 15 and November 15 in each

*

Include if Securities are to issue in global form. At the time of this writing, DTC wil1 not accept global securities with an aggregate principal amount in excess of $500,000,000. If the aggregate principal amount of the offering exceeds this amount, use more than one global security.

year, from May 15, 2005, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at the rate of 5.80% per annum, until the principal hereof is paid or duly provided for, and (to the extent lawful) to pay on demand interest on any overdue principal, premium, if any, or interest at the rate borne by this Security from the date on which such overdue principal, premium, if any, or interest becomes payable to the date payment of such principal, premium, if any, or interest has been made or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be May 1 or November 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and such Defaulted Interest, and (to the extent lawful) interest on such Defaulted Interest at the rate borne by the Securities of this series, may be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been duly executed by the Trustee by manual signature, this Security shall not be entitled, to any benefit under the Indenture, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Subsidiary Issuer has caused this instrument to be duly executed.

Dated:	BARRICK GOLD FINANCE COMPANY

By

By

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

JPMORGAN CHASE BANK, as Trustee

By
Authorized Officer

GUARANTEE

OF

BARRICK GOLD CORPORATION

For value received, Barrick Gold Corporation, a corporation incorporated under the laws of the Province of Ontario, having its principal executive offices at BCE Place, Canada Trust Tower, Suite 3700, 161 Bay Street, Toronto, Ontario, Canada M5J 2S1 (herein called the “Guarantor”, which term includes any successor Person under the Indenture referred to in the Security upon which this Guarantee is endorsed), hereby unconditionally and irrevocably guarantees to the Holder of the Security upon which this Guarantee is endorsed and to the Trustee on behalf of such Holder the due and punctual payment of the principal of, premium, if any, and interest on such Security, the due and punctual payment of any Additional Amounts that may be payable with respect to such Security, when and as the same shall become due and payable, whether on the Stated Maturity, by declaration of acceleration, call for redemption or otherwise, according to the terms thereof and of the Indenture referred to therein. In case of the failure of Barrick Gold Finance Company, an unlimited liability company incorporated under the laws of the Province of Nova Scotia (herein called the “Subsidiary Issuer”, which term includes any successor Person under such Indenture), punctually to make any such payment of principal, premium, if any, or interest, or any Additional Amounts that may be payable with respect to such Security, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether on the Stated Maturity or by declaration of acceleration, call for redemption or otherwise, and as if such payment were made by the Subsidiary Issuer.

The Guarantor hereby agrees that its obligations hereunder shall be as if it were principal debtor and not merely surety, and shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of such Security or such Indenture, any failure to enforce the provisions of such Security or such Indenture, or any waiver, modification or indulgence granted to the Subsidiary Issuer with respect thereto, by the Holder of such Security or the Trustee or any other circumstance which may otherwise constitute a legal or equitable discharge of a surety or guarantor; provided, however, that, notwithstanding the foregoing, no such waiver, modification or indulgence shall, without the consent of the Guarantor, increase the principal amount of such Security, or increase the interest rate thereon, or increase any premium payable upon redemption thereof, or alter the Stated Maturity thereof. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Subsidiary Issuer, any right to require a proceeding first against the Subsidiary Issuer, protest or notice with respect to such Security or the indebtedness evidenced thereby or with respect to any Additional Amounts that may be payable with respect to such Security and all demands whatsoever, and covenants that its obligations under this Guarantee will not be discharged except by payment in full of the principal of, premium, if any, and interest and any Additional Amounts that may be payable with respect to such Security.

The Guarantor shall be subrogated to all rights of the Holder of such Security and the Trustee against the Subsidiary Issuer in respect of any amounts paid to such Holder by the Guarantor pursuant to the provisions of this Guarantee; provided, however, that the Guarantor shall not be entitled to enforce or to receive any payments arising out of or based upon such right of subrogation until the principal of, premium, if any, and interest on all Securities of the same series issued under such Indenture and any Additional Amounts that may be payable with respect to such Securities shall have been paid in full.

No reference herein to such Indenture and no provision of this Guarantee or of such Indenture shall alter or impair the guarantees of the Guarantor, which are absolute and unconditional, of the due and punctual payment of the principal of, premium, if any, and interest on, and any Additional Amounts that may be payable with respect to the Security upon which this Guarantee is endorsed.

This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication of such Security shall have been manually executed by or on behalf of the Trustee under such Indenture.

All terms used in this Guarantee which are defined in such Indenture shall have the meanings assigned to them in such Indenture.

*	Include if an Original Issue Discount Security

This Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

Executed and dated the date on the face hereof.

BARRICK GOLD CORPORATION

By
Name:
Title:

By
Name:
Title:

[Form of Reverse]

This Security is one of a duly authorized issue of securities of the Subsidiary Issuer designated as its 5.80% Notes due November 15, 2034 (herein called the “Securities”), limited (except as otherwise provided in the Indenture referred to below and except as provided in the second succeeding paragraph) in aggregate principal amount to $[________], which may be issued under an indenture (herein called the “Indenture”) dated as of November 12, 2004 among Barrick Gold Corporation, Barrick Gold Inc., Barrick Gold Finance Company and JPMorgan Chase Bank, as trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Subsidiary Issuer, the Guarantor, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. [This Security is a global Security representing $[__,__,000] aggregate principal amount of the Securities of this series.]***

Payment of the principal of (and premium, if any,) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York and, in the case of Holders in Ontario, in Toronto, Ontario, Canada, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Subsidiary Issuer (i) by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register or (ii) by wire transfer to an account maintained in the United States by the Person entitled to such payment as specified in the Security Register. [Notwithstanding the foregoing, payments of principal, premium, if any, and interest on a global Security registered in the name of a Depositary or its nominee will be made by wire transfer of immediately available funds.] Principal paid in relation to any Security of this series at Maturity shall be paid to the Holder of such Security only upon presentation and surrender of such Security to such office or agency referred to above.

[As provided for in the Indenture, the Subsidiary Issuer may from time to time without notice to, or the consent of, the Holders of the Securities, create and issue additional Securities of this series under the Indenture, equal in rank to the Outstanding Securities of this series in all respects (or in all respects except for the payment of interest accruing prior to the issue date of the new Securities of this series or except for the first payment of interest following the issue date of the new Securities of this series) so that the new Securities of this series shall be consolidated and form a single

**	Include if a discount security.
***	Include in a global Security.

series with the Outstanding Securities of this series and have the same terms as to status, redemption or otherwise as the Outstanding Securities of this series.]****

The Subsidiary Issuer will pay to the Holder of this Security such Additional Amounts and other amounts as may be payable under Section 1005 of the Indenture. Whenever in this Security there is mentioned, in any context, the payment of principal (or premium, if any), interest or any other amount payable under or with respect to this Security, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

The Securities of this series are subject to redemption upon not less than 30 nor more than 60 days’ notice, at any time, as a whole or in part, at the election of the Subsidiary Issuer, at a Redemption Price equal to the greater of:

1.	100% of the principal amount of the Securities to be redeemed; and

2.

the sum of the present values of the remaining scheduled payments of principal and interest on the Securities to be redeemed discounted to the redemption date at the Treasury Rate plus 20 basis points, in each case plus accrued and unpaid interest.

****	Include if this series of Securities will be reopened pursuant to Section 301 of the Indenture.

The Securities of this series are subject to redemption, in whole but not in part, at the option of the Subsidiary Issuer at a Redemption Price equal to 100% of the principal amount thereof plus accrued and unpaid interest to the applicable Redemption Date, all on the terms and subject to the conditions set forth in Section 1108 of the Indenture.

In the case of any redemption of Securities of this series, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant record dates according to their terms and the provisions of Section 307 of the Indenture. Securities of this series (or portions thereof) for whose redemption payment is made or duly provided for in accordance with the Indenture shall cease to bear interest from and after the Redemption Date.

In the event of redemption of this Security in part only, a new Security or Securities of this series for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

If an Event of Default shall occur and be continuing, the principal of and accrued but unpaid interest on all the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Subsidiary Issuer on this Security and (b) certain restrictive covenants and the related Defaults and Events of Default applicable to the Securities of this series, upon compliance by the Subsidiary Issuer, with certain conditions set forth therein, which provisions apply to this Security.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Subsidiary Issuer and the Guarantor and the rights of the Holders under the Indenture at any time by the Subsidiary Issuer the Guarantor and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding of all series affected by such amendment or modification. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of this series at the time Outstanding, on behalf of the Holders of all the Securities of this series, to waive compliance by the Subsidiary Issuer and the Guarantor with certain provisions of the Indenture and also contains provisions permitting the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of all series with respect to which a Default shall have occurred and shall be continuing, on behalf of the Holders of all Outstanding Securities of such affected series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by or on behalf of the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Subsidiary Issuer, which is absolute and unconditional, to pay the principal of (and premium, if any, on) and interest on this Security at the times, place, and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registerable on the Security Register of the Subsidiary Issuer, upon surrender of this Security for registration of transfer at the office or agency of the Subsidiary Issuer maintained for such purpose in the Borough of Manhattan, The City of New York and Toronto, Ontario duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Subsidiary Issuer and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any registration of transfer or exchange of Securities of this series, but the Subsidiary Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to the time of due presentment of this Security for registration of transfer, the Subsidiary Issuer, the Trustee and any agent of the Subsidiary Issuer or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Subsidiary Issuer, the Trustee nor any agent shall be affected by notice to the contrary.

Interest on this Security shall be computed on the basis of a 360-day year of twelve 30-day months. For the purposes of disclosure under the Interest Act (Canada), the yearly rate of interest to which interest calculated under a Security of this series for any period in any calendar year (the “calculation period”) is equivalent is the rate payable under a Security of this series in respect of the calculation period multiplied by a fraction the numerator of which is the actual number of days in such calendar year and the denominator of which is the actual number of days in the calculation period.

If at any time, (i) the Depositary for the Securities of this series notifies the Subsidiary Issuer that it is unwilling or unable to continue as Depositary for the Securities of this series or if at any time the Depositary for the Securities of this series shall no longer be a clearing agency registered as such under the Securities Exchange Act of 1934, as amended and a successor Depositary is not appointed by the Subsidiary Issuer within 90 days after the Subsidiary Issuer receives such notice or becomes aware of such condition, as the case may be, or (ii) the Subsidiary Issuer determines that the Securities of this series shall no longer be represented by a global Security or Securities, then in such event the Subsidiary Issuer will execute and the Trustee will authenticate and deliver Securities of this series in definitive registered form, in authorized denominations, and in an aggregate principal amount equal to the principal amount of this Security in exchange for this Security. Such Securities of this series in definitive registered form shall be registered in such names and issued in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities of this series to the Persons in whose names such Securities of this series are so registered.

The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York.

All references herein to “dollars” or “$” means a dollar or other equivalent unit in such coin or currency of the United States of America as at the time should be legal tender for the payment of public and private debts, and all terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

OPTION TO ELECT REPAYMENT

The undersigned hereby irrevocably requests and instructs the Subsidiary Issuer to repay the within Security [(or the portion thereof specified below)], pursuant to its terms, on the “Repayment Date” first occurring after the date of receipt of the within Security as specified below, at a Repayment Price equal to 101% of the principal amount thereof, together with accrued interest to the Repayment Date, to the undersigned at:

(Please Print or Type Name and Address of the Undersigned.)

For this Option to Elect Repayment to be effective, this Security with the Option to Elect Repayment duly completed must be received not earlier than 45 days prior to the Repayment Date and not later than 30 days prior to the Repayment Date by the Subsidiary Issuer at its office or agency in New York, New York.

If less than the entire principal amount of the within Security is to be repaid, specify the portion thereof (which shall be $1,000 or an integral multiple thereof) which is to be repaid: $     .

If less than the entire principal amount of the within Security is to be repaid, specify the denomination(s) of the Security(ies) to be issued for the unpaid amount ($1,000 or any integral multiple of $1,000): $     .

Dated:

Note: The signature to this Option to Elect Repayment must correspond with the name as written upon the face of the within Security in every particular without alterations or enlargement or any change whatsoever.]

ASSIGNMENT FORM*

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(INSERT ASSIGNEE’S SOC. SEC., SOC. INS. OR TAX ID NO.)

(Print or type assignee’s name, address and zip or postal code)

and irrevocably appoint                                        agent to transfer this Security on the books of the Subsidiary Issuer. The agent may substitute another to act for him.

Dated:	Your Signature:
(Sign exactly as name appears on the other side of this Security)
Signature Guarantee:
(Signature must be guaranteed by a commercial bank or trust company, by a member or members’ organization of The New York Stock Exchange or by another eligible guarantor institution as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934)

*	Omit if a global security

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